EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2003 relating to the financial statements and financial statement schedule of Dell Inc., which appears in Dell Inc.’s Annual Report on Form 10-K for the year ended January 31, 2003.

     /s/ PricewaterhouseCoopers LLP

     Austin, Texas
     December 12, 2003